Exhibit 5.1

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

March 7, 2024

Humana Inc.

500 West Main Street

Louisville, Kentucky 40202

Ladies and Gentlemen:

We are acting as counsel to Humana Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) by the Company, of an unlimited amount of (i) shares of the Company’s common stock, par value $.16-2/3 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), (iii) shares of Preferred Stock represented by depositary shares (the “Depositary Shares”), (iv) one or more series of senior or subordinated debt securities of the Company (the “Debt Securities”) and (v) warrants of the Company to purchase Common Stock, Preferred Stock, Depository Shares and/or Debt Securities (collectively, the “Warrants”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

The Debt Securities may be issued pursuant to a senior debt indenture, dated August 5, 2003, by and between the Company and The Bank of New York Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to the Bank of New York), as trustee (the “Trustee”) (as may be amended or supplemented from time to time, the “Senior Indenture”) incorporated into the Registration Statement by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, or a subordinated debt indenture, dated March 30, 2006, by and between the Company and the Trustee (as may be amended or supplemented from time to time, the “Subordinated Indenture,” and, together with the Senior Indenture, each an “Indenture” and collectively, the “Indentures”), incorporated into the Registration Statement by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Reg. No. 333-132878) filed on March 31, 2006. The Depositary Shares may be issued under one or more deposit agreements (each, a “Deposit Agreement”) by and between the Company and a financial institution to be named as the depositary (each, a “Depositary”). The Depositary may issue receipts (“Depositary Receipts”) for Depositary Shares, each of which will represent a fractional share or multiple shares of Preferred Stock represented by Depositary Shares. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement” and collectively the “Warrant Agreements”) by and between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”). The Indentures, the Warrants, the Warrant Agreements, the Deposit Agreements, the Depositary Receipts and any other documents contemplated thereby or hereby are collectively referred to herein as the “Documents.”

One New York Plaza, New York, New York 10004—1089

T: +1.212.859.8000 friedfrank.com

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In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, electronic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others, in each case as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons executing the Documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as certified, conformed, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the statements, representations and warranties contained in the Indentures, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others and assume compliance on the part of all parties to the Documents with their respective covenants and agreements contained therein.

To the extent it may be relevant to the opinions expressed below, we have assumed that: (i) all of the parties to the Documents (other than the Company) are validly existing and in good standing under the laws of their respective jurisdictions of organization; (ii) that the Company will have sufficient authorized but unissued and unreserved shares of Common Stock and Preferred Stock on the date of any issuance of shares registered pursuant to the Registration Statement; (iii) that the parties to the Documents (other than the Company) have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder, and (c) consummate the transactions contemplated thereby; (iv) each of the Documents has been duly authorized, executed and delivered by each of the parties thereto; (v) each of the Documents constitutes a valid and binding obligation of each of the parties thereto (other than as expressly addressed in the opinions below as to the Company), enforceable against such parties in accordance with their terms; and (vi) all of the parties to the Documents will comply with all laws applicable thereto.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. When (i) the Registration Statement, and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the shares of Common Stock by the Company (including any Common Stock duly issued upon the exercise of any Warrants exercisable for Common Stock or upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock) registered pursuant to the Registration Statement have been duly approved by the Board of Directors of the Company or an authorized

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committee thereof (the “Board”) in conformity with the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Amended and Restated By-laws (the “By-laws”) and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) such shares of Common Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. When (i) the Registration Statement, and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) in accordance with Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Certificate of Incorporation and the By-laws, (a) the Board has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of a series of Preferred Stock (including any Preferred Stock duly issued upon the exercise of any Warrants exercisable for Preferred Stock or upon exchange or conversion of any Debt Securities that are exchangeable or convertible into Preferred Stock) registered pursuant to the Registration Statement and adopted a Certificate of Designations (the “Certificate of Designations”) in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of such Certificate of Designations has been made, (iii) the terms of the issuance and sale of such shares of Preferred Stock have been duly approved by the Board in conformity with the Certificate of Incorporation and the By-laws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) such shares of Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. When (i) the Registration Statement, and any amendments thereto (including post-effective amendments), have become effective under the Securities Act, (ii) in accordance with Section 151 of the DGCL and in conformity with the Certificate of Incorporation and the By-laws, (a) the Board has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the series of Preferred Stock related to the Depositary Shares (including any Depositary Shares duly issued upon the exercise of any Warrants exercisable for Depositary Shares or upon exchange or conversion of any Debt Securities that are exchangeable or convertible into Depositary Shares) registered pursuant to the Registration Statement and

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adopted the Certificate of Designations of such series of Preferred Stock in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of such Certificate of Designations has been made, (iii) the terms of the issuance and sale of such Depositary Shares (and the related series of Preferred Stock) registered pursuant to the Registration Statement have been established in conformity with the applicable Depositary Agreement and duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary, (v) shares evidencing the series of Preferred Stock related to such Depositary Shares have been delivered to the Depositary for deposit in accordance with the Deposit Agreement, (vi) the Depositary Receipts evidencing such Depositary Shares have been duly issued against deposit of such shares of Preferred Stock with the Depositary in accordance with the Deposit Agreement and delivered to and paid for in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or applicable Prospectus Supplement and (vii) the Company has received consideration in excess of the par value of the Preferred Stock related to the Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Depositary Agreement.

4. When (i) the Registration Statement, and any amendments thereto (including post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the Debt Securities (including any Debt Securities duly issued upon the exercise of any Warrants exercisable for Debt Securities or upon exchange or conversion of shares of Preferred Stock that are exchangeable or convertible into Debt Securities) have been established in conformity with the applicable supplement to the applicable Indenture and duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Indenture and any relevant supplemental indenture have been duly authorized, executed and delivered by the Company and the Trustee and (iv) the Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the applicable Indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

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5. When (i) the Registration Statement, and any amendments thereto (including post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the Warrants registered pursuant to the Registration Statement have been established in conformity with the applicable Warrant Agreement and duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (iv) such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the applicable Warrant Agreement, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, (v) the terms of the Common Stock, the Preferred Stock, the Depositary Shares or the Debt Securities issuable upon exercise of the Warrants have been duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws as specified above, (vi) the Common Stock and the Preferred Stock issuable upon exercise of the Warrants have been properly reserved for issuance and (vii) upon exercise of such Warrants into shares of Common Stock, Preferred Stock or Depositary Shares, such shares of Common Stock or Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof or the Company has received consideration in excess of the par value of the Preferred Stock related to the Depositary Shares, such Warrants will constitute valid and binding obligations of the Company.

We express no opinion as to the validity or binding effect of any provision of the Documents:

(i) relating to indemnification, contribution or exculpation (I) in connection with violations of any applicable laws, statutory duties or public policy, or (II) in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (III) under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit;

(ii) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by any party under any of such agreements or instruments to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

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(iii) related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity or binding effect of any such provision is to be determined by any court other than a court of the State of New York, (II) choice of governing law to the extent that the validity or binding effect of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York or (III) any waiver of right to trial by jury;

(iv) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(v) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

(vi) which may be construed to be in the nature of a penalty.

We express no opinion as to the validity or binding effect of any provision of any agreement (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law, (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency or (iii) concerning the enforceability of the waiver of rights or defenses contained in the Indentures relating to waiver of stay, extension or usury laws.

We express no opinion as to the validity or binding effect of any provision of any agreement purporting to give any person or entity the power to accelerate obligations without any notice to the obligor.

The opinions set forth above are subject to the following qualifications (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws (or related judicial doctrines) now or hereafter in effect affecting creditors’ rights and remedies generally, (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity and (iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

The opinions expressed herein are limited to the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the applicable provisions of the DGCL, in each case as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the time of its delivery, and we undertake no responsibility to update or supplement this letter after its delivery.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions “Legal Matters” in the Prospectus and “Legal Matters” in any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP